Overstock Reports Q3 2020 Financial Results
Quarterly net income of $23 million and total net revenue of $732 million

SALT LAKE CITY - October 29, 2020 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter ended September 30, 2020.

Third Quarter Financial Highlights

•	Total net revenue was $732 million, an increase of 111% year over year
•	Gross profit was $171 million or 23% of total net revenue, an increase of 330 basis points year over year
•	Net income attributable to stockholders of Overstock.com, Inc. was $23 million, an improvement of $54 million year over year
•	Diluted earnings per share was $0.50, an improvement of $1.39 year over year
•	Adjusted EBITDA (non-GAAP) was $40 million, an improvement of $58 million year over year
•	YTD net cash provided by operating activities was $199 million, an improvement of $288 million year over year
•	YTD free cash flow (non-GAAP) improved $291 million year over year
•	At the end of the third quarter, cash and cash equivalents totaled $530 million

"After a record-setting second quarter, we maintained our momentum, continued to outperform expectations, and grew faster than competitors in the third quarter," said Overstock CEO Jonathan Johnson. "Our quarterly gross sales in our Retail business doubled year over year once again and new customers grew 141%. These new customers are making repeat purchases at an increasing rate. Heading into the fourth quarter, I am as confident as ever in our Retail business maintaining sustainable, profitable market share growth."

"Our Medici Ventures blockchain-based businesses also continue to make meaningful advancements," said Johnson. "tZERO received FINRA approval to provide retail brokerage services for digital securities through its subsidiary, tZERO Markets, which officially launched last week. Several of our Medici Ventures companies are raising capital, most are getting products into production, and many are generating revenue. Our organization remains focused and disciplined. We continue to execute against our strategic initiatives that are driving growth and delivering profitability. I look forward to providing an update on our progress and performance during our earnings call."

Other Third Quarter Financial Highlights

•	Retail income before income taxes was $43 million, an improvement of $52 million year over year
•	Retail Adjusted EBITDA (non-GAAP) was $50 million, or 7% of Retail net revenue, an improvement of $51 million (or 720 basis points) year over year
•	Consolidated G&A expenses increased by $2 million but improved by 470 basis points as a percentage of total net revenue year over year
•	tZERO net revenue was $11 million, an increase of 97% year over year, primarily due to SpeedRoute trading volume

Third Quarter Operational Highlights

•	Newly acquired Retail customers increased 141% year over year
•	Gross sales from orders placed on a mobile device were 50% of Retail gross sales in the third quarter of 2020 compared to 44% in the third quarter of 2019
•	Volume on the tZERO ATS increased 856% to a record 4 million shares (equivalent to $39 million in value of shares traded)

Capital Raise

During the third quarter, Overstock announced and completed a public offering of common stock. The size of the offering was increased from its initial announcement due to increased demand, and the underwriters fully exercised the over-allotment option. The offering was completed on August 14, 2020, whereby we issued 2,415,000 shares of common stock at a price of $84.50 per share, raising net proceeds of approximately $193 million. The capital raise was opportunistic in nature, and proceeds will be used to support our continued growth trajectory.

COVID-19 Update

Overstock has continued to respond to the challenges and opportunities created by the COVID-19 pandemic. In our Retail business, customer demand continued to increase significantly in the third quarter, particularly in our key home furnishings categories. We have seen a substantial year-over-year increase in our website traffic and number of new customers. Our Retail gross sales again grew more than 100% year over year in Q3. Our online-only platform and partner network with thousands of fulfillment centers has enabled us to meet this increase in demand. Our three warehouses have remained operational based on our sustained implementation of sound safety measures, including staggered shifts and social distancing. We are also hiring in key areas throughout the company to support our current and expected growth. We continue to face challenges created by the sharp increase in volume, in customer service channels and in fulfillment and delivery, stemming from capacity issues from shipping carriers and some suppliers, including out-of-stock positions on some of our top performing products. Most of our Medici Ventures blockchain companies have seen relatively little disruption, and several are working on solutions to problems exacerbated by the global pandemic. We have evaluated and implemented a phased re-entry plan for our offices; most of our corporate employees continue to work from home without incident. We cannot predict how the COVID-19 pandemic will unfold in the coming months. Nevertheless, the challenges arising from the pandemic have not adversely affected our liquidity, revenues, or capacity to service our debt, nor have these conditions required us to reduce our capital expenditures.

Earnings Webcast Information

The company will hold a conference call and webcast to discuss its Q3 2020 financial results on Thursday, October 29, 2020, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 4293477 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, October 29, 2020, through 11:30 a.m. ET on Thursday, November 12, 2020. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Questions may be emailed in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures' tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the October 29, 2020 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, adverse tax, regulatory or legal developments, and competition. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures and tZERO are pursuing, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2019, our Form 10-Q for the quarter ended March 31, 2020, and our Form 10-Q for the quarter ended June 30, 2020, which were filed with the Securities and Exchange Commission on March 13, 2020, May 7, 2020, and August 6, 2020, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q's, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Alexis Callahan 801-947-5126 ir@overstock.com	Media Relations: Megan Herrick 801-947-3564 pr@overstock.com

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$529,710	$112,266
Restricted cash	2,570	2,632
Marketable securities at fair value	1,355	10,308
Accounts receivable, net of allowance for credit losses of $2,053 and $2,474 at September 30, 2020 and December 31, 2019, respectively	35,403	24,728
Inventories	6,867	5,840
Prepaids and other current assets	19,704	21,589
Total current assets	595,609	177,363
Property and equipment, net	125,142	130,028
Intangible assets, net	9,009	11,756
Goodwill	27,120	27,120
Equity securities	48,983	42,043
Operating lease right-of-use assets	25,402	25,384
Other long-term assets, net	11,717	4,033
Total assets	$842,982	$417,727
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$119,663	$75,416
Accrued liabilities	145,668	88,197
Unearned revenue	78,757	41,821
Operating lease liabilities, current	5,959	6,603
Other current liabilities	3,803	3,962
Total current liabilities	353,850	215,999
Long-term debt, net	42,148	—
Operating lease liabilities, non-current	21,640	21,554
Other long-term liabilities	6,038	2,319
Total liabilities	423,676	239,872
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,204 and 4,210	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 46,317 and 42,790
Outstanding shares - 42,758 and 39,464	4	4
Additional paid-in capital	966,299	764,845
Accumulated deficit	(537,089)	(580,390)
Accumulated other comprehensive loss	(556)	(568)
Treasury stock at cost - 3,559 and 3,326	(71,124)	(68,807)
Equity attributable to stockholders of Overstock.com, Inc.	357,534	115,084
Equity attributable to noncontrolling interests	61,772	62,771
Total stockholders' equity	419,306	177,855
Total liabilities and stockholders' equity	$842,982	$417,727

Overstock.com, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue, net
Retail	$717,695	$340,798	$1,824,249	$1,070,898
Other	13,956	6,301	41,519	17,639
Total net revenue	731,651	347,099	1,865,768	1,088,537
Cost of goods sold
Retail	548,982	272,545	1,403,418	858,169
Other	11,901	5,006	35,860	13,797
Total cost of goods sold	560,883	277,551	1,439,278	871,966
Gross profit	170,768	69,548	426,490	216,571
Operating expenses:
Sales and marketing	72,010	34,215	188,562	102,252
Technology	34,984	32,782	101,458	101,368
General and administrative	34,225	32,681	94,022	104,877
Total operating expenses	141,219	99,678	384,042	308,497
Operating income (loss)	29,549	(30,130)	42,448	(91,926)
Interest income	402	449	1,288	1,482
Interest expense	(579)	(57)	(1,367)	(289)
Other income (expense), net	(7,526)	(4,781)	(5,014)	(14,048)
Income (loss) before income taxes	21,846	(34,519)	37,355	(104,781)
Provision for income taxes	620	23	1,313	279
Net income (loss)	21,226	(34,542)	36,042	(105,060)
Less: Net loss attributable to noncontrolling interests	(2,165)	(3,604)	(7,372)	(10,197)
Net income (loss) attributable to stockholders of Overstock.com, Inc.	$23,391	$(30,938)	$43,414	$(94,863)
Net income (loss) per share of common stock:
Net income (loss) attributable to common shares—basic	$0.50	$(0.89)	$1.00	$(2.74)
Net income (loss) attributable to common shares—diluted	$0.50	$(0.89)	$0.99	$(2.74)
Weighted average shares of common stock outstanding:
Basic	41,595	35,241	40,697	34,289
Diluted	42,202	35,241	41,030	34,289

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Consolidated net income (loss)	$36,042	$(105,060)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	22,709	23,033
Non-cash operating lease cost	4,379	4,940
Stock-based compensation to employees and directors	8,356	13,623
Impairment of equity securities	813	6,964
Losses on equity method securities	11,909	4,922
Gain on disposal of business	(10,705)	—
Impairments on intangible assets	—	1,406
Other non-cash adjustments	2,587	1,978
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(15,715)	12,858
Inventories	(1,027)	6,864
Prepaids and other current assets	(42)	5,473
Other long-term assets, net	26	(1,046)
Accounts payable	44,101	(42,110)
Accrued liabilities	59,657	(8,683)
Unearned revenue	37,161	(10,066)
Operating lease liabilities	(4,954)	(4,086)
Other long-term liabilities	3,413	(205)
Net cash provided by (used in) operating activities	198,710	(89,195)
Cash flows from investing activities:
Purchase of equity securities	(1,553)	(5,106)
Proceeds from sale of equity securities and marketable securities	6,306	7,082
Acquisitions of businesses, net of cash acquired	—	4,886
Expenditures for property and equipment	(15,067)	(17,902)
Deconsolidation of cash of Medici Land Governance, Inc.	(4,056)	—
Other investing activities, net	(1,061)	(3,219)
Net cash used in investing activities	(15,431)	(14,259)
Cash flows from financing activities:
Payments on long-term debt	(1,566)	(3,141)
Proceeds from long-term debt	47,500	—
Proceeds from sale of common stock, net of offering costs	195,540	52,112
Payments of taxes withheld upon vesting of restricted stock	(2,317)	(1,373)
Other financing activities, net	(5,054)	(1,161)
Net cash provided by financing activities	234,103	46,437
Net increase (decrease) in cash, cash equivalents and restricted cash	417,382	(57,017)
Cash, cash equivalents and restricted cash, beginning of period	114,898	142,814
Cash, cash equivalents and restricted cash, end of period	$532,280	$85,797

Segment Financial Information

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net income (loss) (in thousands):

	Three months ended September 30,
	Retail	tZERO	MVI	Other	Total
2020
Net revenue	$717,695	$11,151	$2,805	$—	$731,651
Cost of goods sold	548,982	9,098	2,803	—	560,883
Gross profit	168,713	2,053	2	—	170,768
Operating expenses	125,458	10,613	2,923	2,225	141,219
Interest and other expense, net	(205)	(3,848)	(3,650)	—	(7,703)
Income (loss) before income taxes	$43,050	$(12,408)	$(6,571)	$(2,225)	21,846
Provision for income taxes					620
Net income					$21,226

2019
Net revenue	$340,798	$5,662	$639	$—	$347,099
Cost of goods sold	272,545	4,367	639	—	277,551
Gross profit	68,253	1,295	—	—	69,548
Operating expenses	77,641	14,114	4,427	3,496	99,678
Interest and other income (expense), net	137	(475)	(4,057)	6	(4,389)
Loss before income taxes	$(9,251)	$(13,294)	$(8,484)	$(3,490)	(34,519)
Provision for income taxes					23
Net loss					$(34,542)

	Nine months ended September 30,
	Retail	tZERO	MVI	Other	Total
2020
Net revenue	$1,824,249	$34,127	$7,230	$162	$1,865,768
Cost of goods sold	1,403,418	28,634	7,226	—	1,439,278
Gross profit	420,831	5,493	4	162	426,490
Operating expenses	333,284	34,087	8,374	8,297	384,042
Interest and other income (expense), net	(621)	(6,898)	2,423	3	(5,093)
Income (loss) before income taxes	$86,926	$(35,492)	$(5,947)	$(8,132)	37,355
Provision for income taxes					1,313
Net income					$36,042

2019
Net revenue	$1,070,898	$15,709	$1,930	$—	$1,088,537
Cost of goods sold	858,169	11,867	1,930	—	871,966
Gross profit	212,729	3,842	—	—	216,571
Operating expenses	244,571	41,410	11,583	10,933	308,497
Interest and other income (expense), net	312	(1,098)	(12,068)	(1)	(12,855)
Loss before income taxes	$(31,530)	$(38,666)	$(23,651)	$(10,934)	(104,781)
Provision for income taxes					279
Net loss					$(105,060)

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including Adjusted EBITDA, Free cash flow, Retail Contribution and Retail Contribution as a percentage of Retail net revenue ("Contribution margin"). We use these non-GAAP measures internally in analyzing our financial results at both the consolidated and segment level and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These Non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

Retail Contribution and Retail Contribution margin are non-GAAP financial measures that are calculated as gross profit less sales and marketing expense. We believe contribution and contribution margin provide information relevant to our Retail business about our ability to cover our Retail operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our Retail revenues.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Net income (loss)	$21,226	$(34,542)	$36,042	$(105,060)
Depreciation and amortization (1)	7,592	7,518	22,709	21,596
Stock-based compensation	2,623	4,467	8,356	13,623
Interest (income) expense, net	177	(392)	79	(1,193)
Other expense, net	7,526	4,781	5,014	14,048
Provision for income taxes	620	23	1,313	279
Special items (see table below)	288	185	(8,087)	1,942
Adjusted EBITDA	$40,052	$(17,960)	$65,426	$(54,765)

Segment Adjusted EBITDA
Retail	$50,249	$(575)	$101,395	$(1,452)
tZERO	(5,675)	(11,233)	(20,977)	(33,169)
MVI	(2,470)	(2,691)	(7,053)	(9,285)
Other	(2,052)	(3,461)	(7,939)	(10,859)
Adjusted EBITDA	$40,052	$(17,960)	$65,426	$(54,765)

Special items:
Special legal charges (2)	$—	$(1,221)	$(9,773)	$(1,221)
Severance	288	—	1,686	1,757
Impairment on Intangible Assets	—	1,406	—	1,406
	$288	$185	$(8,087)	$1,942
__________________________________________
(1) — Depreciation and amortization for the nine months ended September 30, 2019 includes a $1.4 million adjustment related to finalizing our preliminary purchase price accounting for Mac Warehouse.
(2) — Includes amounts associated with the resolution for and adjustments to various legal contingencies.

The following table reflects the reconciliation of Free cash flow to Net cash provided by or used in operating activities (in thousands):

	Nine months ended September 30,
	2020	2019
Net cash provided by (used in) operating activities	$198,710	$(89,195)
Expenditures for property and equipment	(15,067)	(17,902)
Free cash flow	$183,643	$(107,097)

The following table reflects the reconciliation of Retail Contribution to Retail Gross profit (in thousands):

	Three months ended September 30,
	2020	2019
Retail:
Net revenue	$717,695	$340,798
Cost of goods sold	548,982	272,545
Gross profit	168,713	68,253
Less: Sales and marketing expense	71,231	33,551
Contribution	$97,482	$34,702
Contribution margin	13.6%	10.2%